MORTGAGE, SECURITY AGREEMENT
                               AND FIXTURE FILING


              USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP
                         a Maryland Limited Partnership
                                    MORTGAGOR


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                            a New Jersey corporation
                                    MORTGAGEE


                           Dated as of April ___, 1997



                          Prudential Loan No. 6-101-604





RECORDING REQUESTED BY:


The Prudential Insurance Company of America




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                                TABLE OF CONTENTS

ARTICLE                                                                   Page

1        DEFINITIONS.......................................................  3
         1.1      Application..............................................  3
         1.2      Assignment of Agreements.................................  3
         1.3      Assignment of Leases and Rents...........................  4
         1.4      Collateral...............................................  4
         1.5      Certificate of Representations and Warranties............  4
         1.6      Debt Service Coverage....................................  4
         1.7      Default Rate.............................................  4
         1.8      ERISA Agreement..........................................  4
         1.9      Event of Default.........................................  4
         1.10     Fixtures.................................................  4
         1.11     Hazardous Substances Agreement...........................  4
         1.12     Impositions..............................................  4
         1.13     Improvements.............................................  5
         1.14     Indebtedness.............................................  5
         1.15     Laws and Restrictions....................................  5
         1.16     Leases...................................................  5
         1.17     Loan.....................................................  5
         1.18     Loan Documents...........................................  5
         1.19     Loan to Value Ratio......................................  5
         1.20     Major Tenant.............................................  5
         1.21     Material Adverse Change..................................  5
         1.22     Net Operating Income.....................................  6
         1.23     Note.....................................................  6
         1.24     Obligations..............................................  6
         1.25     Permitted Exceptions.....................................  6
         1.26     Person...................................................  7
         1.27     Personalty...............................................  7
         1.28     Premises.................................................  7
         1.29     Principal Party..........................................  7
         1.30     Property.................................................  7
         1.31     Receiver.................................................  7
         1.32     Rents....................................................  7
         1.33     Transfer.................................................  7

2        COVENANTS.........................................................  7
         2.1      Obligations of Mortgagor.................................  8
         2.2      Maintenance of Current Status............................  8
         2.3      Maintenance, Waste and Repair............................  8

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ARTICLE                                                                   Page

         2.4      Impositions and Other Taxes..............................  8
         2.5      Compliance with Law......................................  9
         2.6      Books and Records, Annual Operating Statements,
                  Financial Statements, Rent Roll and Other Information.... 10
         2.7      Further Assurances....................................... 10
         2.8      Defense of Title and Litigation.......................... 11
         2.9      Inspection of Property................................... 11
         2.10     Tax and Insurance Deposits............................... 11
         2.11     Tax Service Contract..................................... 13
         2.12     Zoning and Other Title Matters........................... 13
         2.13     Due on Sale or Encumbrance............................... 13
         2.14     No Cooperative or Condominium............................ 15
         2.15     Insurance................................................ 15
         2.16     Estoppel Certificates.................................... 17

3        CASUALTIES AND CONDEMNATION....................................... 17
         3.1      Casualties and Insurance Proceed......................... 17
         3.2      Condemnation............................................. 20

4        EVENTS OF DEFAULT................................................. 22
         4.1      Events of Default........................................ 22

5        REMEDIES.......................................................... 24
         5.1      Remedies................................................. 24
         5.2      Expenses................................................. 26
         5.3      Rights Pertaining to Sales............................... 26
         5.4      Application of Proceeds.................................. 28
         5.5      Additional Provisions as to Remedies..................... 29
         5.6      Waiver of Rights and Defenses............................ 30
6        SECURITY AGREEMENT AND FIXTURE FILING............................. 32
         6.1      Security Agreement....................................... 32
         6.2      Fixture Filing........................................... 32
         6.3      Remedies................................................. 32
         6.4      Further Assurances....................................... 32
         6.5      Waivers.................................................. 33

7        MISCELLANEOUS..................................................... 33
         7.1      No Waiver................................................ 33
         7.2      Abandonment.............................................. 33
         7.3      Notices.................................................. 33


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ARTICLE                                                                   Page
         7.4      Severability............................................. 34
         7.5      Joinder of Foreclosure................................... 34
         7.6      Governing Law............................................ 34
         7.7      Subordination............................................ 34
         7.8      Waiver of Statute of Limitations......................... 35
         7.9      Entire Agreement......................................... 35
         7.10     Other Security Instruments............................... 35
         7.11     Charges for Statements................................... 35
         7.12     Usury.................................................... 35
         7.13     Publicity................................................ 36
         7.14     Information Reporting Under IRS Section 6045(e).......... 36
         7.15     Destruction of Note...................................... 36
         7.16     Indemnification and Defense.............................. 36
         7.17     Successors and Assigns................................... 37
         7.18     Interpretation........................................... 38
         7.19     Commingling of Funds..................................... 38
         7.20     Survival................................................. 38
         7.21     Additional Security...................................... 39
         7.22     No Merger................................................ 39
         7.23     Performance by Mortgagor................................. 39
         7.24     Recovery of Expenses..................................... 39
         7.25     Standards of Discretion.................................. 39
         7.26     Counterparts............................................. 40
         7.27     Prepayment............................................... 40
         7.28     FIRPTA Certificate....................................... 40
         7.29     Limitation on Personal Liability......................... 40
         7.30     WAIVER OF RIGHT TO TRIAL BY JURY......................... 42





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         THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage")
is made as of April ___, 1997 by USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership, having offices c/o USF&G Realty Advisors, Inc., 100 Light Street, 10th floor, Baltimore, Maryland 21202 ("Mortgagor"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New
Jersey corporation, having offices c/o The Prudential Realty Group, One Prudential Plaza, Suite 1300, Chicago, Illinois 60601 ("Mortgagee").


                              W I T N E S S E T H:

         WHEREAS, Mortgagor by its promissory note of even date herewith ("Note") is indebted to Mortgagee in the principal sum of $5,000,000; and

         WHEREAS, Mortgagor desires to secure the payment of and the performance of all of its obligations under the Note and certain additional Obligations (as hereinafter defined);

         NOW, THEREFORE, in consideration of the principal sum of the Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby irrevocably MORTGAGES AND WARRANTS to Mortgagee, upon the terms and conditions of this Mortgage, all of Mortgagor's right, title, interest, estate and claim now owned or hereafter acquired in, to or relating to the property described in clauses (i) through (ix) below (collectively, the "Property"):

                  (i) That certain real property located in the County of Marion, State of Indiana, and more fully described in Exhibit A attached hereto (the "Land");

                  (ii) Any and all buildings and improvements, now or hereafter erected or located in or on the Land, including all Fixtures (as hereinafter defined) that are presently or become so related to such buildings and improvements that an interest in them arises under the real estate laws of the State in which the Premises are located, together with all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, all of which shall be deemed and construed to be part of the realty (collectively, the "Improvements" and, together with the Land, sometimes hereinafter referred to, collectively, as the "Premises");

                  (iii) All items incorporated as part of or attributed or affixed to any of the Premises or other real property included in the Property or any other interest of Mortgagor in, to or relating to the Premises, in such manner that such items are no longer personal property under the laws of the State in which the Premises are located, whether or not the same constitute Fixtures;




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                  (iv) All rents, proceeds, issues, profits, royalties, income and receipts of any type or kind and other benefits derived from all or any part of the Property (collectively, the "Rents");

                  (v) All easements, rights-of-way and rights used or usable in connection with the Premises or as a means of access thereto, including, without limiting the generality of the foregoing, all rights pursuant to any trackage agreement and all rights pursuant to all covenants, conditions and restrictions and reciprocal easement agreements, all rights to the non-exclusive use of common drive entries, all water and water rights, all air rights, all development rights, and all mineral, mining, oil and gas rights and rights to produce or share in the production of anything related thereto, together with all tenements, hereditaments and appurtenances thereof and thereto;

                  (vi) Any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Premises;

                  (vii) All leasehold estates, all ground leases, leases or subleases covering the Premises or any portion thereof now or hereafter existing or entered into (collectively, the "Leases"), and all right, title and interest of Mortgagor thereunder, including all guaranties thereof, all cash or security deposits, prepaid rentals, and all deposits or payments of a similar nature;

                  (viii) All plans, specifications, maps, surveys, studies, reports, franchises, permits, licenses, authorizations, trademarks, logos, architectural, engineering and construction contracts, guaranties, warranties and other undertakings covering the quality of performance of work or material under the foregoing contracts and any other contract rights or claims, the deposits made by Mortgagor pursuant to Paragraph 2.10 and any account in which such deposits are held, books of account, general intangibles, accounts, inventories and supplies, causes of action, proceeds of insurance and any and all awards made as a result of a taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any award resulting from a change of any streets (whether as to grade, access or otherwise) and any award for severance damages, insurance policies, Leases, and all other documents, of whatever kind or character, relating to the use, development, occupancy, leasing, sale or operation of the Premises, all of the Fixtures prior to the time they become so related to the Premises that an interest in them arises under the real estate laws of the State in which the Premises are located, and all other personal property now or hereafter located in, upon or about or used in connection with the Property, including, without limitation, the personal property described in Exhibit B attached hereto, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor, and the cash and non-cash proceeds thereof (collectively, the "Personalty"); and


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                  (ix) All options to purchase or lease the Premises or any
         other Property, or any portion thereof or interest therein, in and to any greater estate in the Premises or any other Property.

         TO HAVE AND TO HOLD the Property, subject only to the Permitted Exceptions (as hereinafter defined), together with the rights, privileges and appurtenances thereto belonging to Mortgagee, FOR THE PURPOSE OF SECURING the following obligations (collectively, the "Obligations"):

                  (i) Payment of and performance of all covenants, obligations and agreements of Mortgagor arising under or in connection with the Note, this Mortgage or any other Loan Document (as hereinafter defined);

                  (ii) All renewals, extensions, amendments, modifications, consolidations and changes of, or substitutions or replacements for, all or any part of the items described under clause (i) above; and

                  (iii) Payment of all sums advanced and costs and expenses incurred by Mortgagee to protect and preserve the Property and the lien and security interests created herein or in connection with the items described under clauses (i) and (ii) above or any part thereof, or for the acquisition or perfection of the security therefor, whether made or incurred at the request of Mortgagor or Mortgagee, including attorneys' fees and court costs advanced or incurred by Mortgagee to protect or preserve the Property or the validity or priority of this Mortgage.

         IN FURTHERANCE OF THE FOREGOING, Mortgagor hereby warrants, represents covenants and agrees as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         As used in this Mortgage, the following terms shall have the following meanings:

         1.1 Application. The First Mortgage Loan Application, dated March 3, 1997, executed by Mortgagor (referred to as " Mortgagor" therein), which includes the mortgage loan conditions incorporated therein.

         1.2 Assignment of Agreements. That certain Assignment of Agreements of even date herewith executed by Mortgagor in favor of Mortgagee.



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         1.3  Assignment of Leases and Rents.  That certain Assignment of Leases and Rents of even date herewith executed by Mortgagor in favor of Mortgagee.

         1.4  Collateral.  As defined in Paragraph 6.1 hereof.

         1.5 Certificate of Representations and Warranties. That certain Certificate of Representations and Warranties of even date herewith executed by Mortgagor in favor of Mortgagee.

         1.6  Debt Service Coverage. The ratio, as determined by Mortgagee, of
(i) Net Operating Income for the Property for the applicable twelve-month period, to (ii) the sum of (a) the annual debt service payments (including principal and interest) on the Loan for such twelve-month period, and (b) the annual debt service payments (including principal and interest) on all other indebtedness secured by a lien on all or part of the Property for such twelve-month period. For purposes of calculating annual debt service, amortization of the aggregate principal indebtedness over a twenty-five (25) year period (or such lesser period if the Note or other loan documents in the case of loans other than the Loan provide otherwise) beginning upon commencement of the term of the Loan is assumed to apply during the entire term of the Loan.

         1.7  Default Rate.  As defined in the Note.

         1.8 ERISA Agreement. That certain ERISA Certificate and Indemnification Agreement of even date herewith executed by Mortgagor in favor of Mortgagee.

         1.9  Event of Default.  As defined in Article 4 hereof.

         1.10 Fixtures. All fixtures (other than any tenant's personal property, to the extent Mortgagor, any general partner of Mortgagor, any parent company of Mortgagor or any general partner, any owner of the Property, or any guarantor or surety of Mortgagor's obligations under the Loan Documents has no ownership interest therein) located upon or within the Improvements or now or hereafter installed in, or used in connection with any of the Improvements, including any and all machinery, equipment, appliances and fixtures, attachments, furniture, furnishings, carpets, fire sprinklers, alarm systems and other articles of a similar nature, whether or not permanently affixed to the Premises.

         1.11 Hazardous Substances Agreement. That certain Hazardous Substances Remediation and Indemnification Agreement of even date herewith executed by Mortgagor in favor of Mortgagee.

         1.12 Impositions. All real estate and personal property and other taxes and assessments, and any and all other charges, expenses, payments, claims, mechanics' or material suppliers' liens or assessments of any kind or nature whatsoever, whether general or special,ordinary or extraordinary, foreseen or

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unforeseen, public or private, that at any time prior to or after the execution of the Loan Documents may be measured, assessed, levied, imposed, or become a lien upon (i) the Property or any interest therein or any part thereof, including the Rents, (ii) any use or occupancy of the Property, (iii) this transaction, or (iv) any document to which Mortgagor or any Principal Party is a party that creates or transfers an interest or an estate in all or any part of the Property.

         1.13 Improvements. As defined in the granting paragraph of this Mortgage.

         1.14 Indebtedness. The indebtedness evidenced by the Note (including, without limitation, any prepayment premium due thereunder) and any extensions, modifications or renewals thereof, whether or not evidenced by a new or additional promissory note or notes, and all other amounts due from Mortgagor to Mortgagee hereunder or evidenced and/or secured by the Loan Documents, plus interest on all such amounts as provided in the Loan Documents.

         1.15 Laws and Restrictions. All laws, regulations, codes, ordinances, rules, statutes and policies, orders or judgments of any court or governmental authority, restrictive covenants and other title encumbrances, permits, authorizations and approvals, relating or applying to the development, occupancy, ownership, management, use, and/or operation of the Property or otherwise affecting the Property or Mortgagor.

         1.16 Leases.  As defined in the granting paragraph of this Mortgage.

         1.17 Loan.  The loan from Mortgagee to Mortgagor evidenced by the Note.

         1.18 Loan Documents. The Note, this Mortgage, the Application, the Assignment of Agreements, the Assignment of Leases and Rents, the ERISA Agreement, the Certificate of Representations and Warranties, the Hazardous Substances Agreement and all other documents evidencing, securing or relating to the Loan, the payment of the Indebtedness or the performance of the Obligations.

         1.19 Loan to Value Ratio. The ratio, as determined by Mortgagee, of (i) the aggregate principal balance, together with all accrued but unpaid interest, of all encumbrances against the Property (and, for purposes of Paragraph 2.13.B, the principal amount of the additional encumbrance for which Mortgagor is seeking Mortgagee's consent), to (ii) the fair market value of the Property, as determined by Mortgagee.

         1.20 Major Tenant.  As defined in the Application.

         1.21 Material Adverse Change. Any material and adverse change in (i) the financial condition of Mortgagor or any Principal Party, or (ii) the condition, use or operation of the Property.


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         1.22 Net Operating Income. For any period, gross income from operations of the Property derived from arm's length, market rate rents from Leases (excluding percentage rent and interest income from security deposit accounts) with unaffiliated third parties, service fees or charges, and additional rent resulting from operating expense, common area maintenance and tax escalation pass through provisions (excluding capital gains income derived from the sale of assets and other items of income which Mortgagee reasonably determines are unlikely to occur in any subsequent period), less operating expenses (such as, but not limited to, cleaning, utilities, administrative, landscaping, security and management expenses, repairs and maintenance and reserves for replacements) and less fixed expenses (such as insurance, real estate and other taxes), assuming, for each of the foregoing categories of expenses, for any period during which less than ninety-five percent (95%) of the net rentable area of the Property is leased and occupied, a ninety-five percent (95%) occupancy level, which expenses shall be related to the Property, shall be for services from arm's length, third party transactions or equivalent to the same, and shall exclude all expenses for capital improvements and replacements, debt service and depreciation or amortization of capital expenditures and other similar noncash items. Gross income shall not be anticipated for any greater period than that approved by generally accepted accounting principles, nor shall operating expenses be prepaid. Documentation of Net Operating Income and expenses shall be certified by an officer of a general partner of Mortgagor with detail reasonably satisfactory to Mortgagee and shall be subject to the approval of Mortgagee. Notwithstanding the foregoing, for purposes of calculating gross income from operations of the Property, gross income shall be reduced by such amounts as Mortgagee reasonably determines are unlikely to recur in a subsequent period, including income from Leases with cancellation or termination rights or options as well as Leases that will expire during the period for which a calculation is being made. Evidence of gross income shall be in form and substance reasonably satisfactory to Mortgagee and shall include, without limitation, certified operating statements, a certified rent roll, estoppel certificates acceptable to Mortgagee from tenants that have not previously submitted them to Mortgagee in connection with the Loan and a certified copy of each Lease not previously received by Mortgagee. Gross income shall be determined by Mortgagee in its reasonable discretion, taking into account whether there is any basis to believe that income and expenses will not be maintained at substantially the same levels suggested by the evidence of gross income submitted to Mortgagee.

         1.23 Note. As defined in the granting paragraph of this Mortgage, together with any modifications, renewals or extensions thereof.

         1.24 Obligations. As defined in the securing paragraph of this Mortgage.

         1.25 Permitted Exceptions. All of those title exceptions set forth in the title insurance policy in favor of the Mortgagee that insures the priority of this Mortgage.

         1.26 Person. Any natural person, corporation, partnership, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         1.27 Personalty. As defined in the granting paragraph of this Mortgage.

         1.28 Premises.  As defined in the granting paragraph of this Mortgage.

         1.29 Principal Party.  Mortgagor and any general partner of Mortgagor.

         1.30 Property.  As defined in the granting paragraph of this Mortgage.

         1.31 Receiver. Any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

         1.32 Rents.  As defined in the granting paragraph of this Mortgage.

         1.33 Transfer. The occurrence of (i) any voluntary or involuntary sale, conveyance, assignment, transfer, alienation, mortgage, conveyance of security or title, encumbrance or other disposition of the Property or any part thereof or any interest therein, of any kind, or any other transaction the result of which is, directly or indirectly or voluntarily or involuntarily, to divest Mortgagor of its title to the Property or any interest therein, (ii) any merger, consolidation or dissolution involving, or the sale or transfer of all or substantially all of the assets of, Mortgagor or any general partner of a partnership Mortgagor, (iii) the transfer (at one time or over any period of time) of ten percent (10%) or more of (a) the voting stock of (1) a corporate Mortgagor, (2) any corporate general partner of a partnership Mortgagor or (3) any corporation which is the direct or indirect owner of ten percent (10%) or more of the voting stock of a corporate Mortgagor or any corporate general partner of a partnership Mortgagor, or (b) the beneficial interest in Mortgagor, or the interest in any Person who owns fifty percent (50%) or more of the beneficial interest in Mortgagor, if a trust, (iv) the transfer of any general partnership interest in a partnership Mortgagor or in any partnership which is a direct or indirect general partner of a partnership Mortgagor, or (v) the conversion of any general partnership interest in a partnership Mortgagor to a limited partnership interest.


                                    ARTICLE 2

                                    COVENANTS

         Mortgagor hereby covenants and agrees as follows:

         2.1 Obligations of Mortgagor. Mortgagor will pay when due and otherwise timely perform, or cause to be timely performed, all the Obligations, all without relief from valuation and appraisement laws.

         2.2 Maintenance of Current Status. Mortgagor will maintain in good standing its existence, franchises, rights and privileges under the laws of the State pursuant to which it was organized and will maintain its right to transact business in the State in which the Premises are located. Mortgagor will not, (i) without Mortgagee's prior written consent, terminate, alter, modify or amend or permit the termination, alteration, modification or amendment of its organizational documents, including its partnership agreements, statement of partnership, trust agreement, articles of incorporation or by-laws, as applicable, (ii) change its name, the address of its principal offices or the name under which Mortgagor conducts business without promptly notifying Mortgagee of such change, or (iii) without Mortgagee's prior written consent reorganize or change its legal structure.

         2.3 Maintenance, Waste and Repair. Mortgagor will maintain the Property, including the parking, recreational and landscaped parts thereof, in good and safe order, repair and operating condition, promptly make all necessary repairs, renewals, replacements, additions and improvements thereto, interior and exterior, structural and non-structural, foreseen or unforeseen or otherwise necessary to insure that the security granted hereunder and under the Loan Documents shall not in any way be materially diminished or impaired. Mortgagor will not (i) diminish or materially alter the Improvements, nor erect any new buildings, structures or building additions on the Land, without the prior written consent of Mortgagee, (ii) remove or permit to be removed any of the Fixtures or other Personalty from the Premises without the prior written consent of Mortgagee unless replaced by articles of equal suitability and value owned by Mortgagor free and clear of any lien or security interests and in such a manner that the replacement or substituted article is subject to the security interests created hereby, it being understood and agreed that all replacements, substitutions and additions of and to the Property shall be and become immediately subject to the lien of this Mortgage and covered hereby, (iii) permit any waste, misuse or deterioration of the Property or make any change in the use thereof, nor do or permit to be done thereon anything, that may in any way impair the security of this Mortgage, or (iv) abandon all or any part of the Property. Mortgagor will, at all times, directly and exclusively manage the Property itself or use F.C. Tucker Company, Inc. as a management company or such other management company approved by Mortgagee to do so. Mortgagor will, at all times, maintain a roof maintenance contract in form and substance satisfactory to Mortgagee and with a contractor satisfactory to Mortgagee with respect to that portion of the Premises occupied by the Major Tenants as of the date of this Mortgage pursuant to respective Leases between the Major Tenants and Mortgagor.

         2.4  Impositions and Other Taxes.

         A. Mortgagor will pay, when due, all Impositions, including utility charges and all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien or encumbrance on all or any part of the Property or the Rents, except that Mortgagor may, at its expense and before any delinquency occurs or lien is imposed or accrues, contest the amount or validity or application of any such Impositions by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, provided that Mortgagee receives prior written notice of Mortgagor's interest to so contest or object to an Imposition and is reasonably satisfied that (i) neither the Property nor any part thereof or interest therein will be in danger of being foreclosed upon, sold, forfeited, terminated, canceled, or lost as a result of such contest, and (ii) Mortgagor shall have posted a bond or furnished such other security as may be required from time to time by Mortgagee and as is satisfactory to Mortgagee in form and in amount. Mortgagor will provide to Mortgagee receipts or other sufficient evidence of payment of Impositions within twenty (20) days of Mortgagee's request therefor. Mortgagor shall indemnify, defend, protect and hold Mortgagee harmless from all loss, liability, cost or expense by reason of such contest, including reasonable attorneys' fees and expenses incurred by Mortgagee. In any event, any Imposition contested hereunder shall be paid and fully discharged by Mortgagor within ten (10) days after entry of any judgment adverse to Mortgagor in any action to enforce or foreclose the same or at any time when such payment or discharge is necessary in order to prevent loss of control or dispossession of Mortgagor from the Property or any part thereof.

         B. Mortgagor will pay all taxes (excluding income, franchise and doing business taxes), assessments, charges, expenses, costs and fees (including registration and recording fees and mortgage taxes) levied on, assessed against or incurred by Mortgagee in connection with any of the Loan Documents. Mortgagor will also pay all stamp and other similar taxes required to be paid in connection with the Obligations.

         C. In the event of the enactment of or change (including a change in interpretation) of any applicable law, in any manner changing or modifying the laws governing (i) the taxation of mortgages, deeds of trust or other security instruments or the debts secured thereby, (ii) the manner of collecting such taxes, or (iii) reserve or special deposit requirements in respect of loans or other assets held by Mortgagee, so as to adversely affect Mortgagee, this Mortgage or any other Loan Document or the Indebtedness, Mortgagor will promptly pay any such tax and otherwise compensate Mortgagee to the extent of such detriment; provided, however, that if Mortgagor fails to make such payment or if any such law prohibits Mortgagor from making such payment or would penalize Mortgagee in the event of such payment, then the entire principal balance of the Indebtedness, together with all interest accrued thereon and any and all other sums secured by this Mortgage shall, with notice, become immediately due and payable at the option of Mortgagee.

         2.5 Compliance with Law. Mortgagor will promptly and faithfully comply with, and cause the Property to be maintained, used and operated in accordance with, all present and future Laws and Restrictions. If Mortgagor receives any notice that Mortgagor or the Property is in default under or not in compliance with any present or future Laws and Restrictions, or receives notice of any proceeding initiated under or with respect to such default or non-compliance, Mortgagor will promptly furnish a copy of such notice to Mortgagee.

         2.6 Books and Records, Annual Operating Statements, Financial Statements, Rent Roll and Other Information.

                  A. Mortgagor, without expense to Mortgagee, will maintain full and complete books of account and records reflecting the operation of the Property. Mortgagor will keep at its offices and make available to Mortgagee during normal business hours, all such books and records and the "as-built" plans and specifications or, if unavailable, the final set of plans and specifications from which the Improvements were constructed, if available, certified by a licensed architect or licensed contractor as true, correct and complete.

                  B. Within one hundred twenty (120) days after the close of each fiscal year of Mortgagor, Mortgagor shall furnish to Mortgagee (i) annual operating statements showing all elements of income and expense for the operation of the Property, (ii) financial statements of the Mortgagor, and, if applicable, of Mortgagor's general partner(s), and
         (iii) a current rent roll, showing all items set forth in the rent roll delivered to Mortgagee in connection with the closing of the Loan, as well as gross sales of each tenant paying percentage rental. Mortgagor will promptly furnish to Mortgagee such other financial information concerning the condition of Mortgagor and the Property, and all other information concerning the Property or the performance by Mortgagor of the Obligations, that Mortgagee may reasonably request. All such statements and information shall be prepared in a manner satisfactory in form to Mortgagee and certified by an authorized person, partner or officer approved by Mortgagee. In the event any such operating statement, financial statement, rent roll or other information is not timely submitted to Mortgagee, a service fee of $500.00 shall automatically become due and payable to Mortgagee and be secured by this Mortgage. This charge shall be in addition to all other rights and remedies available to Mortgagee upon the occurrence of an Event of Default.

                  C. Mortgagee and its representatives shall have the right, at all reasonable times and upon reasonable notice, to examine and make copies of Mortgagor's plans, books, records, income tax returns and all supporting data concerning the Property. Mortgagor will assist Mortgagee and its representatives in conducting such examination.

         2.7 Further Assurances. Mortgagor will do all acts necessary to keep valid and effective the lien of this Mortgage and to carry into effect its objectives and to protect the lawful owner of the Note and the other Obligations. Mortgagor, at any time upon the reasonable request of Mortgagee, will at Mortgagor's expense, execute, acknowledge and deliver all such additional papers and instruments and perform all such further acts as may be reasonably necessary to perform the Obligations and, as Mortgagee deems reasonably necessary, to preserve the priority of the lien of this Mortgage or to carry out the purposes of the Loan Documents. Without limiting the generality of the foregoing, Mortgagor will promptly and, insofar as not contrary to applicable law, at Mortgagor's own expense, execute, record, rerecord, file and re-file in such offices, at such times and as often as may be necessary, this Mortgage, additional Mortgages, and every other instrument in addition to or supplemental hereto, including applicable financing statements, as may be necessary to create, perfect, maintain and preserve the liens, encumbrances and security interests intended to be created by the Loan Documents and the rights and remedies of Mortgagee thereunder. Upon request by the Mortgagee, Mortgagor will promptly supply evidence of fulfillment of the foregoing acts and assurances.

         2.8 Defense of Title and Litigation. Mortgagor will forever warrant and defend its title to the Property and the validity, enforceability and priority of the lien and security interests created hereby against the claims and demands of all Persons. If the lien or security interests created by this Mortgage or any of the other Loan Documents, or the validity, enforceability or priority thereof, or title or any of the rights of Mortgagor or Mortgagee in or to the Property, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is instituted against Mortgagor or Mortgagee with respect thereto, Mortgagor will promptly notify Mortgagee thereof and will diligently use its best efforts to cure any defect so asserted. In so doing, Mortgagor will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to Mortgagee's approval, the compromise, release or discharge of any and all adverse claims. Mortgagee (whether or not named as a party to such actions or proceedings) is entitled (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such action or proceeding or the protection of the lien, security interest, validity, enforceability or priority of this Mortgage or any other Loan Document or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims and the removal of such prior liens and security interests.

         2.9 Inspection of Property. Mortgagor hereby grants to Mortgagee, its agents, employees, consultants and contractors, the right to enter upon the Property for the purpose of making any and all inspections, reports, tests, inquiries and reviews as Mortgagee (in its sole and absolute discretion) deems necessary to assess the then current condition of the Property, or for the purpose of performing any of the other acts Mortgagee is authorized to perform hereunder or under the Hazardous Substances Agreement. Mortgagor will cooperate with Mortgagee to facilitate such entry and the accomplishment of such purposes.

         2.10 Tax and Insurance Deposits.

                  A. Mortgagee may, at any time after an Event of Default has occurred (whether or not subsequently waived or then existing), require for the balance of the term of the Note that Mortgagor deposit with Mortgagee or any service or financial institution designated by Mortgagee pursuant to Paragraph 2.10.F. (collectively, "Depository"), monthly, one-twelfth (1/12) of the annual Impositions and the premiums for all insurance policies required hereunder, and Mortgagor will make such deposits. Mortgagor will also deposit with the Depository a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums at least thirty (30) days before such payments are due. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit will be made on the basis of Mortgagee's estimate thereof, and, when such amount is fixed for the then-current year, Mortgagor will promptly deposit any deficiency with the Depository.

                  B. All funds so deposited will, until so applied, constitute additional security for the Obligations, will be held by the Depository without interest (except to the extent required under applicable law), and may be commingled with other funds of the Depository. Provided that no Event of Default shall exist, all such funds will be applied in payment of the annual Impositions and insurance premiums, but only to the extent that the Depository shall have such funds on hand. Notwithstanding the foregoing, Depository shall have no obligation to use said funds to pay (i) any of the annual Impositions and insurance premiums unless Mortgagor shall have furnished the Depository with the bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, as the case may be, (ii) any installment of Impositions prior to the last day on which payment thereof may be made without penalty or interest, or (iii) any insurance premium prior to the due date thereof. If an Event of Default shall exist (whether or not the Obligations have been accelerated as herein provided), all funds so deposited may, at Mortgagee's option, be applied to the Obligations in the order determined by Mortgagee, including the unperformed Obligation which resulted in the then existing Event of Default, or to pay the Impositions and insurance premiums as provided above. In no event shall Mortgagor be entitled to claim any credit against the principal and interest due under the Note for any payment or deposit for taxes or insurance.

                  C. Mortgagee, in making any payment authorized by this Mortgage (i) relating to taxes and assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiring into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof, or (ii) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiring as to the validity or amount of any claim or lien which may be asserted.

                  D. Upon an assignment or other transfer of this Mortgage, the Depository shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Depository and Mortgagee shall thereupon be completely released from all liability with respect to such deposits. In such event, Mortgagor and any successor owner of the Property shall look solely to the assignee or transferee with respect to such deposits. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

                  E. Subject to the restrictions on Transfers herein, transfer of record title to the Premises and any other Property shall automatically transfer to the new owner the beneficial interest in any deposits under this Paragraph. Upon full payment and satisfaction of the Note or, at Mortgagee's option, at any prior time, the balance of such amounts in the Depository's possession shall be paid over to the record owner of the Property, and no other party shall have any right or claim thereto.

                  F. At Mortgagee's request, Mortgagor agrees to make the aforesaid deposits in an account with First National Bank of Maryland, Vanguard, NBD Bank or such other service or financial institution as Mortgagee may from time to time designate in lieu of Mortgagee, and the fees and costs of such institution shall be borne by Mortgagor.

         2.11 Tax Service Contract. Throughout the term of the Loan, at Mortgagor's sole expense not to exceed $519.00, Mortgagor will purchase for the benefit of Mortgagee tax service contracts issued by a tax reporting agency satisfactory to Mortgagee to monitor the payment of all real estate taxes and assessments relating to the Property.

         2.12 Zoning and Other Title Matters. Mortgagor will not, without the prior written consent of Mortgagee, (i) initiate, support, join in, or consent to any change in the current use of the Premises or in any zoning ordinance, private restrictive covenant, assessment proceedings or other public or private restriction limiting or restricting the uses that may be made of the Premises or any part thereof, (ii) change the boundaries of the Premises, or initiate, support, join in or consent to the annexation of the Premises to any municipality, (iii) impose any restrictive covenants or encumbrances upon the Premises or otherwise modify, amend or supplement, or do anything that may result in the modification, amendment or supplementation of, the Permitted Exceptions, or (iv) permit the Premises to be used by the public or any person in such manner as to make possible a claim of adverse usage or possession or of any implied dedication or easement by prescription.

         2.13 Due on Sale or Encumbrance. Mortgagor will not, and will not cause, allow or permit a Transfer without the prior written consent of Mortgagee, which consent may be withheld for any reason or no reason, or given conditionally, in Mortgagee's sole and absolute discretion. If a Transfer occurs without the foregoing consent of Mortgagee, then the entire balance of the Indebtedness, including all accrued interest and any other sums secured hereby, together with a prepayment premium calculated in accordance with the provisions of the Note, shall become immediately due and payable at the option of Mortgagee. Any permitted transferee (including, without limitation, a transferee of the property permitted pursuant to Paragraph 2.13.A. below) shall, as a condition of the effectiveness of any consent or waiver by Mortgagee hereunder, assume all of Mortgagor's obligations under the Loan Documents and agree to be bound thereby. Such assumption shall not, however, release Mortgagor or any Principal Party from any liability under the Loan Documents. This provision shall not apply to (i) transfers of title or interest under any will or testament or applicable law of descent, (ii) transfers of limited partnership interests or (iii) transfers of general partnership interests, so long as USF&G Realty Partners, Inc., a Maryland corporation, and Legg Mason Realty Partners, Inc., a Maryland corporation, (each, a "General Partner") or a wholly-owned affiliate of either General Partner, alone or in concert, have discretion and control over the affairs and business of Mortgagor at least equivalent to the discretion and control held by the General Partners as of the date of this Mortgage. Consent to any Transfer by Mortgagee shall not be deemed a waiver of Mortgagee's right to require such consent to any further or future Transfers.

                  A. Notwithstanding the foregoing, if no Event of Default or event which with the passage of time or the giving of notice or both would constitute an Event of Default has occurred and is continuing, Mortgagee agrees, within thirty (30) days after written request by Mortgagor, to consent to one and only one transfer of the entire property, if (i) the proposed transferee of the Property is a Person which, in the judgment of Mortgagee, has financial capability and creditworthiness, reputation and experience in the ownership, operation, management, and leasing of similar properties, equal to or greater than Mortgagor; (ii) at the time of transfer the Loan to Value Ratio does not exceed sixty percent (60%); (iii) Mortgagor pays Mortgagee a non-refundable servicing fee (as specified by Mortgagee) at the time of the request which shall be deemed earned by Mortgagee even if such request is denied, and an additional fee equal to one percent (1%) of the outstanding principal balance of the Loan at the time of the transfer; (iv) at Mortgagee's option, Mortgagee has received an endorsement to Mortgagee's title policy at Mortgagor's expense which endorsement verifies the first priority of the Loan Documents; (v) the Debt Service Coverage is greater than or equal to 1.75 to 1.00 for the preceding twelve (12) month period and Mortgagee receives satisfactory evidence that this Debt Service Coverage will be maintained for the next succeeding twelve (12) months; (vi) the transferee expressly assumes all obligations under the Loan Documents and executes any documents reasonably required by Mortgagee, and all of these documents are satisfactory in form and substance to Mortgagee; (vii) Mortgagee reasonably approves the form and content of all transfer documents, and Mortgagee is furnished with a certified copy of the recorded transfer documents; (viii) the transferee complies with and delivers the ERISA Agreement and the transfer is permitted under the provisions of the ERISA Agreement; and (ix) Mortgagor or the transferee pays all reasonable fees, costs, and expenses incurred by Mortgagee in connection with the proposed transfer, including, without limitation, all legal (for only outside counsel), accounting, title insurance, documentary stamps taxes, intangible taxes, mortgage taxes, recording fees, and appraisal fees, whether or not the transfer is actually consummated.

                  B. Provided that (i) no Event of Default or Event which with the passage of time or the giving of notice or both would constitute an Event of Default has occurred and is continuing, and (ii) the then current Loan to Value Ratio, as determined by Mortgagor in its sole and absolute discretion, is less than fifty percent (50%), then Mortgagor may request in writing that Mortgagee consent to one and only one secondary encumbrance of the Property, which consent may be withheld in Mortgagee's sole and absolute discretion applying such standards as Mortgagee deems appropriate, which may include, but shall not be limited to, Mortgagee's then current underwriting practices and standards.

         2.14 No Cooperative or Condominium. Mortgagor will not operate the Premises or permit the Premises to be operated as a cooperative or condominium or otherwise such that the tenants or other occupants thereof participate in ownership, control, or management of the Premises or any part thereof, as tenant stockholders or otherwise.

         2.15 Insurance.

                  A. Mortgagor, at its sole cost and expense, will keep and maintain for the mutual benefit of Mortgagor and Mortgagee the following policies of insurance and shall faithfully comply with the provisions thereof: (i) insurance against loss or damage to the Property by fire and other risks covered by insurance commonly known as "all risk" coverage for real and personal property, including endorsements for loss by flood if all or part of the Premises are located within a federal or state designated flood hazard zone or other flood zone area, "extra expense" coverage and "agreed amount" coverage, and protection against such other risks or hazards as Mortgagee from time to time reasonably may designate, in an amount equal to one hundred percent (100%) of the then current "full replacement cost" of the Improvements, the Fixtures and the other Personalty, without deduction for physical depreciation; (ii) rental loss insurance against loss of income in an amount equal to at least twelve (12) months' base and additional rental, including charges for taxes, insurance, utilities and other operating expense reimbursements or "pass-throughs" at then current income levels; (iii) commercial general liability insurance for bodily injury or death or property damage occurring in, upon or about, or resulting from, the Premises or any other Property, or any street, drive, sidewalk, curb or passageway adjacent thereto (but such coverage or the amount thereof shall in no way limit the indemnifications in this Mortgage and other Loan Documents), with a combined single limit in such amounts as are reasonably approved by Mortgagee; (iv) "builders risk" insurance during the period of any construction, repair, replacement, renovation or alteration of the Improvements, in such amounts as are reasonably approved by Mortgagee;
         (v) boiler and machinery insurance; and (vi) such other insurance, and in such amounts, as may from time to time be reasonably required by Mortgagee.

                  B. All policies of insurance required by this Mortgage (i) shall be prepaid annually and otherwise satisfactory in form, substance and amount to Mortgagee and written with an insurance company rated as "B+/XII" or better in Best's Insurance Reports, (ii) shall name Mortgagee as an additional insured as its interest may appear, (iii) shall contain a Standard Mortgagee clause acceptable to Mortgagee and a waiver of subrogation rights by the insurer, (iv) shall contain an agreement by the insurer that such policy shall not be amended or canceled without at least thirty (30) days' prior written notice to Mortgagee, and (v) shall contain such other provisions as Mortgagee deems reasonably necessary or desirable to protect its interests. No approval by Mortgagee of any insurer shall be construed to be a representation, certification or warranty of its solvency and no approval by Mortgagee as to the amount, type and/or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

                  C. In the event a blanket policy is submitted to satisfy Mortgagor's obligations under this Paragraph, in addition to such other requirements set forth herein, Mortgagor shall deliver to Mortgagee a certificate from such insurer indicating that Mortgagee is an insured under such policy and designating the amount of such insurance applicable to the Property.

                  D. Mortgagor will furnish evidence, satisfactory to Mortgagee, that (i) all insurance requirements (including provisions for waivers of subrogation) set forth in the Leases or any other agreements affecting the Property shall have been satisfied by each party thereto,
         (ii) Mortgagor's insurance coverage is sufficient (assuming the total destruction of the Property) to permit Mortgagor to rebuild the Improvements (including basic tenant improvements) and to replace Personalty (including the Fixtures) in such a manner as to enable the Property to be operable and rentable as it is currently rented and operated, and (iii) each tenant, required by the terms of its Lease to maintain insurance on its leased premises, has caused Mortgagee to be named as an additional insured or loss payee under such insurance policies.

                  E. Self-insurance (other than the applicable deductibles approved by Mortgagee) shall not satisfy the requirements of this Paragraph.

                  F. All of Mortgagor's right, title and interest in and to all policies of insurance and any unearned premiums thereon are hereby assigned (to the fullest extent assignable) to Mortgagee, and in the event of foreclosure of this Mortgage or other transfer of title or assignment of the Premises and the other Property, all right, title and interest of Mortgagor in and to all policies of insurance required hereunder of otherwise then in force with respect thereto and all proceeds payable thereunder and any unearned premium thereon shall immediately vest in the purchaser or other transferee of the Property.

                  G. Upon expiration of any policy furnished pursuant to this Paragraph, Mortgagor shall provide Mortgagee with certificates of renewal policies together with evidence satisfactory to Mortgagee of Mortgagor's payment of the applicable premiums.

                  H. Mortgagor for itself, and on behalf of its insurers, hereby releases and waives any right to recover against Mortgagee on account of any liability for: (i) any loss or damage to property, including the property of any tenant or licensee of the Property; (ii) any loss or damage to the Improvements; (iii) any other direct or indirect loss or damage caused by fire or other risks, which loss or damage is covered by the insurance required to be carried hereunder by Mortgagor, or is otherwise insured or required to be insured; or (iv) claims arising by reason of any of the foregoing, irrespective of any negligence on the part of Mortgagee which may have contributed to such loss or damage.

         2.16 Estoppel Certificates. Mortgagor, within ten (10) days after Mortgagee's request, shall furnish to Mortgagee a written statement, duly acknowledged, certifying to Mortgagee and/or any proposed assignee or participant of the Loan as to (i) the outstanding amount of the Indebtedness,
(ii) the terms of payment and maturity date of the Indebtedness, (iii) the date to which interest has been paid under the Note, (iv) whether any offsets or defenses exist against the Obligations and, if any are alleged to exist, a detailed description thereof, (v) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications),
(vi) the date to which the rent, additional rent and other charges thereunder have been paid, (vii) whether or not, to the best knowledge of Mortgagor, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, and (viii) as to any other matters reasonably requested by Mortgagee and reasonably related to the Leases, the Indebtedness, the Obligations, the Property or this Mortgage or other Loan Documents. Mortgagee, within thirty (30) days after Mortgagor's request, shall furnish to Mortgagor a written statement, duly acknowledged, certifying to Mortgagor, to the best of Mortgagee's knowledge, as to the outstanding amount of the Indebtedness and whether or not any Events of Default exist under the Loan Documents.


                                    ARTICLE 3

                           CASUALTIES AND CONDEMNATION


         3.1  Casualties and Insurance Proceeds.

                  A. In the event of any damage to or loss or destruction of the Property, Mortgagor will promptly notify Mortgagee of such event and take such steps as shall be necessary to preserve any undamaged portion of the Property. If, pursuant to Paragraph 3.1.B., the insurance proceeds are applied to the restoration, replacement or rebuilding of the Property (but regardless of whether such insurance proceeds, if any, shall be sufficient for the purpose), Mortgagor will promptly commence to seek, and diligently seek, building permits and, after obtaining same, will promptly commence and diligently pursue to completion the restoration, replacement and rebuilding of the Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction, all in accordance with plans and specifications approved by Mortgagee and with the remaining provisions of this Paragraph.

                  B. In the event that all or any portion of the Property is damaged, destroyed or lost, and such damage, destruction or loss is covered, in whole or in part, by insurance required under this Mortgage or otherwise maintained by Mortgagor, then (i) Mortgagee may, but shall not be obligated to, make proof of loss and is hereby entitled to settle, adjust or compromise any claims for damage, destruction or loss thereunder, and (ii) all proceeds payable to Mortgagor thereunder will be delivered to Mortgagee and, accordingly, each insurance company concerned is hereby authorized and directed to make payment therefor directly to Mortgagee. Mortgagee shall have the right to apply the insurance proceeds, first, to reimburse Mortgagee for all costs and expenses, including adjustors' and attorneys' fees and disbursements, incurred in connection with the collection of such proceeds, and, second, at Mortgagee's option, but subject to Paragraph 3.1.C., to pay all or any part of the Indebtedness, whether or not then due and payable, in the order and manner determined by Mortgagee, or to the cure of any then current default hereunder, or to the restoration, replacement or rebuilding, in whole or in part, of the portion of the Property damaged, destroyed or lost, provided that any insurance proceeds held by Mortgagee to be applied to the restoration, replacement or rebuilding of the Property shall be paid out from time to time upon compliance by Mortgagor with such provisions and requirements as may be imposed by Mortgagee which provisions and requirements shall be customary and typical for construction loan escrows. Mortgagee shall pay interest on insurance proceeds held by Mortgagee in an amount and manner determined solely by Mortgagee. Notwithstanding the foregoing, Mortgagee shall have no obligation to pay interest on such funds after the occurrence of an Event of Default. All such interest shall be added to such funds. To the extent that any Indebtedness shall remain outstanding after such application of proceeds, the unpaid Indebtedness will continue in full force and effect and Mortgagor will not be excused in the payment thereof. If such proceeds are insufficient to effect the complete restoration, replacement or rebuilding of the Property, Mortgagee may at its option declare the balance of the Indebtedness to be due and payable forthwith and avail itself of any of the remedies provided herein or in any of the other Loan Documents unless the balance of the funds required to complete such restoration, replacement or rebuilding, as determined by Mortgagee, is deposited with Mortgagee within ten (10) days after the date of delivery to Mortgagor of Mortgagee's determination of such balance in which event such balance shall be applied first, before application of insurance proceeds, to the restoration, replacement or rebuilding. If Mortgagor shall have received all or any portion of such insurance proceeds or any other proceeds relating to such damage or destruction, Mortgagor, upon demand from Mortgagee, will pay to Mortgagee an amount equal to the amount so received by Mortgagor, to be applied by Mortgagee in accordance with this Paragraph 3.1.B. Notwithstanding anything herein or at law or in equity to the contrary, none of the insurance proceeds or payments in lieu thereof paid to Mortgagee as herein provided shall be deemed trust funds and Mortgagee shall be entitled to dispose of such proceeds as provided herein. Mortgagor expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Property, from any casualty whatsoever, whether or not insurable or insured against.

                  C. Anything in this Paragraph 3.1. to the contrary notwithstanding, in the event of an insured loss, Mortgagee will permit the application of insurance proceeds to restoration of the Property to as good or better condition as existed prior to the damage, destruction or loss, in accordance with plans and specifications approved by Mortgagee in its reasonable discretion, if: (i) no more than thirty percent (30%) of the gross area of the Improvements is directly affected by such damage, and the amount of the loss does not exceed twenty percent (20%) of the value of the Premises immediately before the damage, destruction or loss; (ii) no Event of Default, or event which with the passage of time or the giving of notice or both would constitute an Event of Default, has occurred or is continuing at the time of such application; (iii) no insurer denies liability to any named insured; (iv) Leases which are terminated or terminable as a result of such damage, destruction or loss do not include any Leases to Major Tenants and cover an aggregate rentable square footage of less than five percent (5%) of the total rentable square footage in the Improvements immediately before such damage, destruction or loss; (v) rental loss insurance is available and in force and effect to offset fully any abatement of rent to which any tenants of the Premises may be entitled as a result of such damage, destruction or loss; (vi) in Mortgagee's sole judgment, restoration can be completed within one year after the damage, destruction or loss and at least two years before the maturity of the Note; (vii) Mortgagor shall have entered into a general construction contract acceptable in all respects to Mortgagee for restoration, which contract must, among other things, include a provision for retainage of not less than ten percent (10%) until complete restoration is achieved, and a final completion date which is at least two years before the maturity of the Loan; and (viii) in Mortgagee's reasonable judgement, the security for the Loan must not have been in any other manner materially impaired as a result of such damage, destruction or loss.

                  D. If Mortgagee elects pursuant to Paragraph 3.1.B. or is required pursuant to Paragraph 3.1.C. to apply insurance proceeds to the restoration of the Property, the proceeds shall be disbursed pursuant to a disbursement procedure established by Mortgagee, which may include, at Mortgagee's election, use of a disbursing agent ("Depository") selected by Mortgagee. The costs and expenses of the disbursement procedure, including the fees and expenses of the Depository, shall be paid by Mortgagor. Mortgagor will immediately, upon demand by Mortgagee, from time to time deposit with Mortgagee or Depository, in a mutually acceptable interest-bearing account, such amounts in excess of the amount from time to time on deposit as may be necessary to complete such restoration in Mortgagee's sole judgment and such amounts shall be the first to be disbursed by Mortgagee hereunder. Under no circumstance will the Mortgagee be obligated to make any portion of the proceeds available for restoration unless at the time of the request for any disbursement it has determined in its reasonable discretion that the restoration can be completed at a cost (which cost shall include all payments coming due under the terms of the Loan) which does not exceed the aggregate of the remaining proceeds and any funds deposited with Mortgagee by Mortgagor. If Mortgagor shall fail to timely complete the restoration of the Property as determined by Mortgagee in its sole discretion, or if an Event of Default occurs prior to full disbursement of the insurance proceeds, any undisbursed portion may, at Mortgagee's option, be applied to the Indebtedness, whether or not then due and in any order of priority, and such application shall be deemed a prepayment of the Indebtedness, subject to a prepayment premium, computed in accordance with the applicable provisions of the Note.

                  E. The proceeds, including any loss of rental income insurance proceeds which have been deposited with Mortgagee or which the carrier has acknowledged to be payable, and any additional funds deposited by Mortgagor with Mortgagee, shall constitute additional security for the Loan. Mortgagor will execute, deliver, file and/or record, at its own expense, such documents and instruments as Mortgagee may require to grant to Mortgagee a perfected, first priority security interest in such proceeds and additional funds.

         3.2  Condemnation.

                  A. Promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Property, or any part or interest therein, or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of the Property (including any change in any street, whether as to grade, access or otherwise), or any part thereof or interest therein, Mortgagor will notify Mortgagee of the threat or pendency thereof. Mortgagee may participate in any such proceedings (but shall not be obligated to do so), the cost of which, including the reasonable fees and expenses of attorneys and agents selected by Mortgagee, shall be borne by Mortgagor. Mortgagor from time to time will execute and deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation. Mortgagor will, at its expense, diligently prosecute any such proceeding, will deliver to Mortgagee copies of all papers served in connection therewith and will consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceeding; provided that no settlement of any such proceeding will be made by Mortgagor without Mortgagee's prior written consent.

                  B. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation, and all judgments, decrees and awards for injury or damage to the Property are hereby assigned and shall be paid to Mortgagee. Mortgagor will execute and deliver such further assignments thereof as Mortgagee may request and authorizes Mortgagee to collect and receive the same, to give receipts and acquittances therefor and to appeal from any such judgment, decree or award. Mortgagee shall in no event be liable or responsible for failure to collect, or to exercise diligence in the collection of, any of the same, or be obligated to question the amount of the same.

                  C. Mortgagee will apply any proceeds, judgments, decrees or awards referred to in Paragraph 3.2.B., first to reimburse Mortgagee for all costs and expenses, including attorneys' fees and disbursements, incurred in connection with the proceeding in question and any appeal therefrom or in the collection of such amounts, and, second, subject to Paragraph 3.2.D., to apply the remainder thereof as provided in Paragraph 3.1.B. and Paragraph 3.1.D. for insurance proceeds held by Mortgagee. If, pursuant to those provisions, Mortgagee applies such proceeds, judgments, decrees or awards to the restoration, replacement or rebuilding of the affected Property, Mortgagor will restore, replace or rebuild the Property in accordance therewith. If Mortgagor receives all or any portion of such proceeds, judgments, decrees or awards, Mortgagor, upon demand from Mortgagee, will pay to Mortgagee an amount equal to the amount so received by Mortgagor, to be applied by Mortgagee pursuant to this Paragraph. Notwithstanding anything herein or at law or in equity to the contrary, none of the proceeds, judgments, decrees or awards or payments in lieu thereof paid to Mortgagee as herein provided will be deemed trust funds and Mortgagee will be entitled to dispose of such proceeds as provided in this Paragraph.

                  D. Anything in this Paragraph 3.2. to the contrary notwithstanding, in the event of a partial taking, Mortgagee will permit the application of any condemnation award or other payment to the restoration of the Property (including, but not limited to, parking, drives, recreational areas, sidewalks and landscaping) to as good or better condition as theretofore existed, in accordance with plans and specifications approved by Mortgagee in its reasonable discretion, if: (i) such taking involves less than twenty percent (20%) of the rentable square feet in the Improvements and less than ten percent (10%) of the parking spaces, and does not affect access to the Property (or any part thereof) from any public right-of-way; (ii) no Event of Default, or event which with the passage of time or the giving of notice or both would constitute an Event of Default, has occurred or is continuing at the time of such application; (iii) Leases which are terminated or terminable as a result of such damage, destruction or loss cover an aggregate rentable square footage of less than five percent (5%) of the total rentable square footage in the Improvements immediately before such damage, destruction or loss; (iv) the remaining Property continues at all times to comply with all applicable Laws and Restrictions; and (v) in Mortgagee's sole judgment, (a) restoration is practicable and can be completed within one year after the taking and at least two years prior to the maturity of the Note, and (b) the Property will be economically viable after restoration.

         E. Notwithstanding any condemnation, taking or other proceeding referred to in this Paragraph causing injury to or decrease in value of the Premises or any interest therein, Mortgagor will continue to timely pay and perform the Obligations. The reduction in the Obligations resulting from an application of any proceeds, judgments, decrees or awards, shall be deemed to take effect only on the date Mortgagee actually receives and applies such proceeds, judgments, decrees, or awards against the Obligations. Mortgagee's rights to any such proceeds, judgments, decrees or awards will not be diminished if, before Mortgagee's receipt of the same, the Property shall have been sold through foreclosure of this Mortgage (or pursuant to the power of sale granted hereunder), or shall have been transferred by deed in lieu of foreclosure.


                                    ARTICLE 4

                                EVENTS OF DEFAULT


         4.1  Events of Default.

                  A. It shall constitute an "Event of Default" hereunder if any of the following events shall occur:

                           (i) Mortgagor shall fail to perform on the required
                  date any Obligation involving the payment of money, including the payment of principal and/or interest under the Note;

                           (ii) Mortgagor shall fail to timely observe, perform
                  or discharge any non-monetary Obligation, other than a non-monetary obligation described in any other clause in this
                  Article 4, and any such failure shall remain unremedied for thirty (30) days or such lesser period as may be otherwise specified in the applicable Loan Document (the "Grace Period") after notice to Mortgagor of the occurrence of such failure; provided, however, that Mortgagee may extend the Grace Period up to ninety (90) days if (a) Mortgagee determines in good faith that (I) such default cannot be cured within the Grace Period but can be cured within ninety (90) days, (II) no lien or security interest created by the Loan Documents shall be impaired prior to the completion of such cure, and (III) Mortgagee's immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Mortgagee's security interest therein, and (b) Mortgagor shall immediately commence and diligently pursue the cure of such default;

                           (iii) Mortgagor, as lessor or sublessor, as the case
                  may be, shall assign the Rents without first obtaining the written consent of Mortgagee;

                           (iv) default by Mortgagor after the expiration of all
                  applicable grace or cure periods under any agreement to which Mortgagor is a party, other than the Loan Documents, which agreement relates to the borrowing of money by Mortgagor from any Person, and such default might give rise to a Material Adverse Change or adversely affect the security for the Loan, including a default by Mortgagor under the loan documents evidencing or relating to a junior lien on the Property;

                           (v) any representation or warranty made by Mortgagor
                  in, under or pursuant to any of the Loan Documents was false or misleading in any material respect as of the date on which such representation or warranty was made or deemed remade;

                           (vi) any of the Loan Documents shall cease to be in
                  full force and effect or be declared null and void, or shall cease to constitute valid and subsisting liens and/or valid and perfected security interests in and to the Property, or Mortgagor shall contest or deny in writing that it has any further liability or obligation under any of the Loan Documents;

                           (vii) the occurrence of a Transfer without the
                  Mortgagee's prior written consent (as required under the provisions of Paragraph 2.13); or the occurrence of any other event which, under the terms of the Loan Documents, would permit Mortgagee to accelerate the Obligations;

                           (viii) Mortgagor shall fail at any time to satisfy
                  the requirements of Paragraph 2.15 and such failure shall continue for ten (10) days after written notice thereof;

                           (ix) Any Principal Party shall generally not pay its
                  debts as they become due or shall admit in writing its inability to pay its debts, or shall have made a general assignment for the benefit of creditors;

                           (x) any Principal Party shall commence any case,
                  proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered against it as debtor, or seeking appointment of a Receiver for it or for all or any substantial part of its property (collectively, a "Proceeding");

                           (xi) any Principal Party shall take any action to authorize any of the actions set forth above in clauses (ix) or (x); or

                           (xii) any Proceeding shall be commenced against any
                  Principal Party, and such Proceeding (a) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (b) remains undismissed for a period of sixty (60) days.


                                    ARTICLE 5

                                    REMEDIES

         5.1 Remedies. Upon the occurrence of any one or more Events of Default, Mortgagee may (but shall not be obligated to), in addition to any rights or remedies available to it hereunder or under the other Loan Documents, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived), as it deems necessary or advisable to protect and enforce Mortgagee's rights and remedies against Mortgagor and in and to the Collateral, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting its rights or remedies:

                  (i) declare the entire balance of the Obligations (including the entire principal balance thereof, all accrued and unpaid interest and any premium and late charges thereon and all other such sums secured hereby) to be immediately due and payable, and upon any such declaration the entire unpaid balance of the Obligations shall become and be immediately due and payable, without presentment, demand, protest, notice of demand, notice of protest, notice of non-payment, diligence in collection or further notice of any kind, all of which are hereby expressly waived by Mortgagor, anything in the Loan Documents to the contrary notwithstanding; or

                  (ii) institute a proceeding or proceedings, judicial or otherwise, for the complete foreclosure of this Mortgage under any applicable provision of law; or

                  (iii) institute a proceeding or proceedings for the partial foreclosure of this Mortgage under any applicable provision of law for the portion of the Obligations then due and payable, subject to the lien and security interest created by this Mortgage continuing unimpaired and without loss of priority so as to secure the balance of the Obligations not then due and payable; or

                  (iv) in the event of a sale, by foreclosure or otherwise, of less than all of the Collateral, this Mortgage shall continue as a lien and security interest on the remaining portion of the Collateral; or

                  (v) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Loan Documents; or

                  (vi) apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Collateral, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to or the necessity to disprove the adequacy of the security for the Obligations or the solvency of Mortgagor or any other person liable for the payment of the Obligations, and Mortgagor and each other person so liable waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment; or

                  (vii) subject to the provisions and restrictions of any applicable law, enter upon the Premises and the Improvements, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Collateral, and Mortgagor agrees to surrender possession of the Collateral and of such books, records and accounts to Mortgagee on demand after the happening of any Event of Default; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Mortgagor, and upon each such entry and from time to time thereafter may, at the expense of Mortgagor and the Collateral, without interference by Mortgagor and as Mortgagee may deem advisable, (i) either by purchase, repair or construction, maintain and restore the Collateral, (ii) insure or reinsure the same, (iii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, (iv) complete the construction of the Improvements and, in the course of such completion, may make such changes in the contemplated or completed improvements as it may deem advisable, and (v) in every such case in connection with the foregoing have the right to exercise all rights and powers of Mortgagee with respect to the Collateral, either in Mortgagor's name or otherwise, including the right to make, terminate, cancel, enforce or modify Leases, obtain and evict tenants and subtenants on such terms as Mortgagee shall deem advisable and to take any actions described in subsection (i) of this Paragraph 5.1(g); or

                  (viii) subject to the provisions and restrictions of any applicable law, may, with or without entrance upon the Premises, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Premises, and after deducting therefrom all costs, expenses and liabilities of every character incurred by Mortgagee in collecting the same and in using, operating, managing, preserving and controlling the

         Premises, and otherwise in exercising Mortgagee's rights under subsection (g) of this Section, including all amounts necessary to pay Impositions, insurance premiums and other charges in connection with the Premises, as well as compensation for the services of Mortgagee and its attorneys, agents and employees, apply the remainder as provided in Paragraph 5.4; or

                  (ix) release any portion of the Collateral for such consideration as Mortgagee may require without, as to the remainder of the Collateral, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder; or

                  (x) may take all actions permitted under the Uniform Commercial Code of the jurisdiction in which the Collateral is located; or

                  (xi) may take any other action, or pursue any other right or remedy, as Mortgagee may have under applicable law, and Mortgagor does hereby agree that Mortgagee may so act.

         In the event that Mortgagee shall exercise any of the rights or remedies set forth in subsections (g) and (h) of this Section, Mortgagee shall not be deemed to have entered upon or taken possession of the Collateral except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee-in-possession by reason of such entry or taking possession, provided that Mortgagee may elect to be appointed a mortgagee-in-possession in accordance with applicable law. Mortgagee shall not be liable to account for any action taken pursuant to any such exercise other than for rents actually received by such party, nor liable for any loss sustained by Mortgagor resulting from any failure to let the Premises, or from any other act or omission of Mortgagee except to the extent such loss is caused by the willful misconduct or bad faith of such party. Mortgagor hereby consents to, ratifies and confirms the exercise by Mortgagee of said rights and remedies, and appoints Mortgagee as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

         5.2 Expenses. In any proceeding, judicial or otherwise, to foreclose this Mortgage or defend or enforce any other right or remedy of Mortgagee under the Loan Documents, there shall be allowed and included as an addition to and a part of the Obligations in the decree for sale or other judgment or decree all expenditures and expenses, including reasonable attorneys' fees, which may be paid or incurred in connection with the defense or exercise by Mortgagee of any of its rights and remedies provided or referred to in Paragraph 5.1, or any comparable provisions of any other Loan Documents including, without limitation, all such expenditures and expenses incurred before and during a foreclosure and before and after judgment of foreclosure and at any time prior to sale and receipt of a deed in foreclosure proceedings, and, where applicable, after sale, together with interest thereon at the Default Rate specified in the Note, and the same shall be part of the Obligations and shall be secured by this Mortgage.

         5.3 Rights Pertaining to Sales. Subject to the provisions or other requirements of law, the following provisions shall apply to any sale or sales of the Collateral under or by virtue of this Article 5, whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                  A. Mortgagee may conduct any number of sales from time to time of all or portions of the Collateral and Mortgagor hereby waives any right which it may have to require the Collateral (or any part thereof) to be sold as separate tracts or units in the event of foreclosure or sale.

                  B. Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                  C. After each sale, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold (but without any covenant or warranty, express or implied) and shall receive the proceeds of said sale or sales and apply the same as herein provided. Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee's judgment, for the purposes as may be designated in such request.

                  D. Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgagee.

                  E. The receipt of Mortgagee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

                  F. Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof of any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

                  G. Upon any such sale or sales, Mortgagee may bid for and acquire the Collateral and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale (including reasonable attorneys' fees including expenses incurred or advanced after judgment of foreclosure through sale), the cost of any enforcement proceeding hereunder and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

                  H. In the event that Mortgagor, or any person claiming by, through or under Mortgagor, shall transfer or refuse or fail to surrender possession of the Collateral after any sale thereof, then Mortgagor, or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

                  I. Upon any such sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present at the sale or constructively in its possession any of the Collateral.

                  J. In the event a foreclosure hereunder shall be commenced by Mortgagee, Mortgagee may at any time before the sale of the Collateral abandon the sale, and may institute suit for the collection of the Obligations and for the foreclosure of this Mortgage, or in the event that Mortgagee should institute a suit for collection of the Obligations and for the foreclosure of this Mortgage, Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Collateral in accordance with the provisions of this Mortgage.

         5.4 Application of Proceeds. Subject to the provisions or other requirements of applicable law, the purchase money, proceeds or avails of any sale referred to in Paragraph 5.3, together with any other sums which may be held by Mortgagee hereunder, whether under the provisions of this Article 5 or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:

                  First: To the payment of the costs and expenses of any such sale, including compensation to Mortgagee, its agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee hereunder (including reasonable attorneys' fees), together with interest thereon as provided in the Note, and all taxes, assessments and other charges, except any taxes, assessments or other charges subject to which the Collateral shall have been sold.

                  Second: To the payment in full of the obligations (including principal, interest, premium and fees) in such order as Mortgagee may elect.

                  Third: To the payment of any other sums secured hereunder or required to be paid by Mortgagor pursuant to any provision of the Loan Documents.

                  Fourth: To the extent permitted by applicable law, to be set aside by Mortgagee as adequate security in its judgment for the payment of sums which would have been paid by application under clauses First through Third above to Mortgagee, arising out of an obligation or liability with respect to which Mortgagor has agreed to indemnify Mortgagee, but which sums are not yet due and payable or liquidated.

                  Fifth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

         5.5  Additional Provisions as to Remedies.

                  (i) No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and continuing, shall be in addition to every other right or remedy given hereunder, or under the other Loan Documents or now or hereafter existing at law or in equity, and may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

                  (ii) No delay or omission by Mortgagee to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default or an acquiescence therein.

                  (iii) The failure, refusal or waiver by Mortgagee of its right to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.

                  (iv) Mortgagee shall not have any obligation to pursue any rights or remedies it may have under any other agreement prior to pursuing its rights or remedies hereunder or under the other Loan Documents.

                  (v) No recovery of any judgment by Mortgagee and no levy of an execution upon the Collateral (or any part thereof) or any other property of Mortgagor shall affect, in any manner or to any extent, the lien and security interest created by this Mortgage upon and in the Collateral, or any liens, security interests, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired as before.

                  (vi) Mortgagee may resort to any security given by this Mortgage or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Mortgagee may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights or benefits granted hereunder.

                  (vii) Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

                  (viii) In the event that Mortgagee shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Collateral, subject to the lien and security interest hereof.

                  (ix) Any provision herein or in the other Loan Documents which grants to Mortgagee certain remedies, recoveries of expenses, rights or powers including, without limitation, those relating to advances for taxes and other claims, costs, and expenses, and insurance and proceeds of insurance shall continue in Mortgagee from and after entry of judgment of foreclosure sale has been held and judicially approved and a deed in foreclosure delivered to purchaser.

         5.6 Waiver of Rights and Defenses. To the full extent Mortgagor may do so, Mortgagor agrees with Mortgagee as follows:

                  (i) Mortgagor will not at any time insist on, plead, claim or take the benefit or advantage of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium or redemption, or of any statute of limitations, and Mortgagor, for itself and its heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming an interest in the Collateral (other than Mortgagee), hereby, to the extent permitted by applicable law, waives and releases all rights of reinstatement, redemption, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, and all rights to a marshaling of the assets of Mortgagor, including the Collateral, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

                  (ii) Mortgagor shall not be relieved of its obligation to pay the Obligations at the time and in the manner provided herein and in the other Loan Documents, nor shall the lien or priority of this Mortgage or any other Loan Documents be impaired by any of the following actions, non-actions or indulgences by Mortgagee:

                          (i) any failure or refusal by Mortgagee to comply with
                  any request by Mortgagor (x) to consent to any action by Mortgagor or (y) to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the other Loan Documents;

                         (ii) any release, regardless of consideration, of the whole or any part of the Collateral or any other security for the Obligations, or any person liable for payment of the Obligations;

                        (iii) any waiver by Mortgagee of compliance by Mortgagor
                  with any provision of this Mortgage or the other Loan Documents, or consent by Mortgagee to the performance by Mortgagor of any action which would otherwise be prohibited thereunder or to the failure by Mortgagor to take any action which would otherwise be required hereunder or thereunder; and

                         (iv) any agreement or stipulation between Mortgagee and
                  Mortgagor, or, with or without Mortgagor's consent, between Mortgagee and any subsequent owner or owners of the Collateral (or any part thereof) or any other security for the Obligations, renewing, extending or modifying the time of payment or the terms of this Mortgage or any of the other Loan Documents (including a modification of any interest rate), and in any such event Mortgagor shall continue to be obligated to pay the Obligations at the time and in the manner provided herein and in the other Loan Documents, as so renewed, extended or modified, unless expressly released and discharged by Mortgagee.

                  (c) Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title or interest in or to the

         Collateral (or any part thereof), Mortgagee may release any person at any time liable for the payment of the Obligations or any portion thereof or any part of the security held for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or of any of the Loan Documents, including a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting this Mortgage or the lien and security interest thereof or the priority of this Mortgage, as so extended and modified, as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title or interest.

                                    ARTICLE 6

                      SECURITY AGREEMENT AND FIXTURE FILING

         6.1 Security Agreement. Mortgagor hereby assigns and grants to Mortgagee a first priority security interest in and to the Personalty and Rents and any other part of the Property which may not be deemed real property or may not constitute a "fixture" (within the meaning of Section 9-313 of the Code), and all replacements, substitutions, and additions of, for and to the same, and the proceeds thereof (collectively, the "Collateral") in order to secure payment of the Indebtedness and performance by the Mortgagor of the other Obligations. This Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Property is located with respect to such Property.

         6.2 Fixture Filing. This Mortgage, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code with respect to any and all Fixtures included within the term "Premises" and any Personalty that may now be or hereafter become "fixtures" within the meaning of Section 9-313 of the Code.

         6.3 Remedies. If an Event of Default occurs under this Mortgage, Mortgagee, in addition to its other rights and remedies provided under this Mortgage, shall have all the rights and remedies available to a secured party under the Code as well as all other rights and remedies available at law or in equity. Mortgagor, upon request by Mortgagee, will assemble the Collateral and make it available to Mortgagee at a place Mortgagee designates to allow Mortgagee to take possession or dispose of the Collateral. Mortgagor agrees that ten (10) days' prior written notice of the time and place of the sale of the Collateral, sent to Mortgagor in the manner provided for the mailing of notices herein, is reasonable notice to Mortgagor. The sale of the Collateral may be conducted by an employee or agent of Mortgagee and any Person, including both the Mortgagor and Mortgagee, shall be eligible to purchase any part or all of the Collateral at the sale. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses incurred by Mortgagee, and shall be borne by Mortgagor.

         6.4 Further Assurances. Mortgagor will upon request by Mortgagee from time to time, and in the event all or any portion of the Property is leased to a Person affiliated with a Principal Party, Mortgagor will cause such Person to,
(i) execute, acknowledge and deliver to Mortgagee a separate security agreement, financing statement or other similar security instruments, in form satisfactory to Mortgagee, covering all property concerning which there may be any doubt whether the title to same has been conveyed by or security interest perfected by this Mortgage and covering all goods which in the opinion of Mortgagee are essential to the maintenance or operation of the Premises, (ii) execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue and/or extend the security interests under and the priority of this Mortgage and such security instrument, and (iii) deliver to Mortgagee an inventory of the Collateral in reasonable detail. Mortgagor will pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any of the foregoing documents.

         6.5 Waivers. Mortgagor waives any right to require Mortgagee to (i) proceed against any Person, (ii) proceed against or exhaust any Collateral or
(iii) pursue any other remedy in its power, and further waives any defense arising by reason of any disability or other defense of Mortgagor or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Mortgagor or any other Person. Until the Indebtedness shall have been paid in full, Mortgagor shall not have any right to subrogation, and Mortgagor waives any right to enforce any remedy which Mortgagee now has or may hereafter have against Mortgagor or against any other Person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Mortgagee.


                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 No Waiver. No failure by Mortgagee to insist upon strict, full and complete (i) payment when due of any portion of the Indebtedness or (ii) performance of any Obligation, nor failure to exercise any right or remedy hereunder, shall constitute a waiver of any such failure to pay or breach of any such Obligation, or of the later exercise of such right or remedy.

         7.2 Abandonment. Any and all Personalty that upon foreclosure of the lien of this Mortgage is owned by Mortgagor and is used in connection with the operation of the Property shall be deemed at the option of Mortgagee to have become on such date a part of the Property and abandoned to Mortgagee in its then condition.

         7.3 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged with a copy sent by mail via United States Postal Service, (ii) one business day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed as follows:


         If to Mortgagor:   USF&G/Legg Mason Realty Partners Limited Partnership
                            6225 Smith Avenue, LB0101
                            Baltimore, Maryland 21209
                            Attn:  Gerald Trainor

         If to Mortgagee:   The Prudential Insurance Company of America
                            One Ravinia Drive, Suite 1400
                            Atlanta, Georgia  30346-2110
                            (Reference Loan No. 6-101-604)

         with a copy to:    The Prudential Insurance Company of America
                            One Ravinia Drive, Suite 1400
                            Atlanta, Georgia  30346-2110
                            Attn: Regional Counsel, Real Estate Operations
                            (Reference Loan No. 6-101-604)

or addressed as such party may from time to time designate by written notice to the other parties.

         7.4 Severability. If any provision hereof should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Mortgage, except that if such provision relates to the payment of any monetary sum, then Mortgagee may, at its option, declare the Indebtedness immediately due and payable.


                  [Remainder of Page Intentionally Left Blank]

         7.5 Joinder of Foreclosure. Should Mortgagee hold any other or additional security for the performance of the Obligations, its sale or foreclosure, upon any default in such performance, in the sole discretion of Mortgagee, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder.

         7.6 Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Land is located.

         7.7 Subordination. At the option of Mortgagee, this Mortgage shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all Leases upon the execution by Mortgagee and recording thereof in the appropriate real estate records office of the county where the Land is located of a unilateral declaration to that effect. Mortgagee may require the issuance of such title insurance endorsements to the title policy in connection with any such subordination as Mortgagee, in its reasonable judgment, shall determine are appropriate, and Mortgagor shall pay any cost or expense incurred in connection with the issuance thereof.

         7.8 Waiver of Statute of Limitations. Mortgagor hereby waives, to the full extent allowed by law, the right to plead any statute of limitations as a defense to any obligation secured by this Mortgage.

         7.9 Entire Agreement. The Loan Documents set forth the entire understanding between Mortgagor and Mortgagee relative to the Loan and the same shall not be amended except by a written instrument duly executed by each of Mortgagor and Mortgagee. The foregoing notwithstanding, the terms and the conditions of the Application shall survive the funding of the Loan, but in the event of any conflict between the provisions of the Application and any of the other Loan Documents except as otherwise specifically provided herein, the terms of such other Loan Documents shall control.

         7.10 Other Security Instruments. If Mortgagee at any time holds additional security for any obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds to the Indebtedness without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security.

         7.11 Charges for Statements. Mortgagor will pay Mortgagee's charge, up to the maximum amount permitted by law, for any statement regarding the Obligations requested by Mortgagor or in its behalf.

         7.12 Usury. In the event that Mortgagee determines that any charge, fee or interest paid or agreed to be paid in connection with the Loan may, under the applicable usury laws, cause the interest rate on the Loan to exceed the maximum permitted by law, then such charges, fees or interest shall be reduced and any amounts actually paid in excess of the maximum interest permitted by such laws shall be applied by Mortgagee to reduce the outstanding principal balance of the Loan. The parties intend that Mortgagor shall not be required to pay, and Mortgagee shall not be entitled to collect, interest in excess of the maximum legal rate permitted under the applicable usury laws.

         7.13 Publicity. Mortgagee, at its expense, may publicize the financing of the Property.

         7.14 Information Reporting Under IRS Section 6045(e). Any information returns or certifications that must be filed with the Internal Revenue Service and/or provided to other parties pursuant to Internal Revenue Code Section 6045(e) shall be prepared, filed by and sent to the appropriate parties by Mortgagor. To the extent permitted by law, Mortgagee shall have no responsibility to perform such services; provided however, that upon demand Mortgagor shall reimburse Mortgagee for any costs incurred by Mortgagee in doing so and shall also pay such fee as Mortgagee may reasonably and lawfully request.

         7.15 Destruction of Note. Mortgagor shall, if the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of Mortgagee, execute and deliver to Mortgagee in substitution therefor a duplicate promissory note containing the same terms and conditions as the Note, within ten (10) days after Mortgagee notifies Mortgagor of any such mutilation, destruction, loss or theft of the Note. Any new promissory note executed and delivered hereunder shall be in full substitution for the Note, shall not constitute any new or additional indebtedness of Mortgagor to Mortgagee, shall constitute solely a substitute evidence of the Indebtedness evidenced by the original Note, and shall not affect in any manner the priority of this Mortgage, or any other document or instrument executed in connection with or evidencing or securing the Indebtedness under the Note. Failure or delay by Mortgagee to notify Mortgagor hereunder shall not affect in any manner Mortgagor's liability for the Indebtedness under the Note or Mortgagor's obligation to execute a new promissory note hereunder; and Mortgagor's failure to execute a new promissory note on Mortgagee's request hereunder shall likewise not affect Mortgagor's liability for the Indebtedness under the Note. Mortgagee shall pay all reasonable attorneys' fees incurred by Mortgagor to accommodate Mortgagee under this Section 7.15.

         7.16 Indemnification and Defense.

                  A. Mortgagor will pay and indemnify, defend, and hold Mortgagee and its agents harmless from and against all liability, loss, claims, damage, cost or expense (including the reasonable fees and costs of attorneys retained by Mortgagee together with the allocated costs of internal legal counsel) that Mortgagee might incur (i) in connection with the making, administering and/or servicing of the Loan (including brokerage commissions or fees of any kind with respect to the Application or commitment issued pursuant thereto or the Loan), (ii) the enforcement of any of Mortgagee's rights or remedies under the Loan Documents, (iii) by reason of any failure of any representation or warranty made by Mortgagor or the failure of Mortgagor to perform any Obligation, or (iv) by reason or in defense of any and all claims and demands whatsoever that may be asserted against Mortgagee arising out of or in connection with the Property or the Loan.

                  B. Whenever, under any Loan Document, Mortgagor is obligated to indemnify and/or defend Mortgagee, or Mortgagor is obligated to defend or prosecute any action or proceeding, then Mortgagee shall have the right to participate in such prosecution or defense using counsel of Mortgagee's choice, and all costs and expenses incurred by Mortgagee in connection with such participation (including reasonable attorneys' fees and costs) shall be reimbursed by Mortgagor to Mortgagee. In addition, Mortgagee shall have the right to approve any counsel retained by Mortgagor in connection with the prosecution or defense of any such action or proceeding by Mortgagor. Mortgagor shall give notice to Mortgagee of the initiation of all proceedings prosecuted or required to be defended by Mortgagor, or which are subject to Mortgagor's indemnity obligations, under this Mortgage, promptly after the receipt by Mortgagor of notice of the existence of any such proceeding, but in no event later than five (5) days thereafter.

                  C. Should Mortgagee incur any liability, loss, claim, damage, cost or expense required to be reimbursed by Mortgagor to Mortgagee hereunder, the amount thereof with interest thereon at the Default Interest Rate shall constitute part of the Indebtedness, shall be payable by Mortgagor upon demand and shall be secured by this Mortgage.

                  D. Mortgagor's obligations under this Paragraph 7.16 shall not be affected by the absence or unavailability of insurance covering any such obligations or by the failure by or refusal of any insurance carrier to perform any obligations on its part under any such insurance policy.

         7.17 Successors and Assigns.

                  A. The provisions hereof shall be binding upon Mortgagor and the heirs, devises, representatives, successors and assigns of Mortgagor, including successors in interest of Mortgagor in and to all or any part of the Property, and shall inure to the benefit of Mortgagee and its heirs, successors, substitutes and assigns. All references in this Mortgage to Mortgagor or Mortgagee shall be construed as including all of such other persons with respect to the person referred to. Where two or more Persons have executed this Mortgage, the obligations of such Persons shall be joint and several, and each reference to Mortgagor herein shall mean each of such Persons, except to the extent the context clearly indicates otherwise.

                  B. Mortgagee shall have the right, in its sole discretion, at any time and from time to time, to sell, assign, syndicate, participate out, or otherwise transfer and/or dispose of all or any portion of its interest in this Mortgage, the Note and the Obligations, and, in connection therewith, Mortgagor hereby covenants and agrees that it will (i) permit Mortgagee and any prospective successor or participant Mortgagee, or any of their respective agents, access to the Premises during reasonable hours for inspection of same, and (ii) permit Mortgagee to submit to third parties any financial data and other information furnished by Mortgagor or any other person to Mortgagee in connection with the operation of the Premises. Mortgagor further covenants and agrees that, at the request of Mortgagee and in connection with any such sale, assignment or other transfer, Mortgagor shall cooperate as requested, and shall provide such representations, warranties, agreements and documents as are customary and usual in the marketplace or as may be reasonably required by Mortgagee in any such sale, assignment or other transfer, and shall use diligent efforts to obtain such documents and agreements from tenants and other third parties as may be reasonably requested.

         7.18 Interpretation. When the identity of the parties or other circumstances make it appropriate, the masculine gender shall include the feminine and/or neuter, and the singular number shall include the plural. Specific enumeration of rights, powers and remedies of Mortgagee and of acts which it may do and of acts Mortgagor must do or not do shall not exclude or limit the general. The headings of each Article and Paragraph are for convenience and do not limit or construe the contents of any provision hereof. The provisions of the Loan Documents shall be construed as a whole according to their common meaning, not strictly for or against any party and consistent with the provisions herein contained, in order to achieve the objectives and purposes of such documents. Each party and its counsel has reviewed and revised the Loan Documents and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of such document. The use in the Loan Documents of the words "including", "such as", or words of similar import when following any general term, statement or matter shall not be construed to limit such statement, term or matter to the specific items or matters, whether or not language of non-limitation such as "without limitation" or "but not limited to", or words of similar import are used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter. References to "foreclosure" and related phrases shall be deemed references to the appropriate procedure in connection with any judicial foreclosure proceeding or a conveyance in lieu of foreclosure.

         7.19 Commingling of Funds. Any and all sums collected or retained by Mortgagee hereunder (including insurance and condemnation proceeds and any deposits made by Mortgagor with Mortgagee or any agent thereof) shall not be deemed to be held in trust, and Mortgagee may commingle such funds or proceeds with its general assets and shall not be liable for the payment of any interest or other return thereon, except to the extent otherwise required by law.

         7.20 Survival. All representations, warranties and covenants of Mortgagor or any Principal Party contained in this Mortgage or any other Loan Document, or incorporated by reference herein or therein, shall survive the execution and delivery of this Mortgage and shall remain continuing covenants, warranties and representations of Mortgagor so long as any portion of the Obligations remains outstanding, except to the extent otherwise expressly provided to the contrary.

         7.21 Additional Security. No other security now existing, or hereafter taken, to secure the Obligations shall be impaired or affected by the execution of this Mortgage; and all additional security shall be taken, considered and held cumulatively. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the Indebtedness shall not diminish the force, effect or lien of this Mortgage and shall not affect or impair the liability of any maker, surety, guarantor or endorser for the payment of said Indebtedness. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine.

         7.22 No Merger. So long as any of the Indebtedness shall remain unpaid or Mortgagor shall have any further obligation under the Loan Documents, unless Mortgagee shall otherwise consent in writing, the fee estate of Mortgagor in the Property or any part thereof shall not merge, by operation of law or otherwise, with any leasehold or other estate in the Property or any part thereof, but shall always be kept separate and distinct therefrom, notwithstanding the union of said fee estate and such leasehold or other estate in Mortgagor or any other Person.

         7.23 Performance by Mortgagor. If Mortgagor fails to faithfully perform each and every Obligation to be performed by Mortgagor, Mortgagee, without demand or notice, may do any or all things necessary to perform the Obligations of Mortgagor under the pertinent instrument.

         7.24 Recovery of Expenses. All sums expended by Mortgagee in the exercise of any of its rights or remedies under the Loan Documents, including Mortgagee's rights under Paragraph 2.8, Paragraph 2.9 and Paragraph 7.24 of this Mortgage, and all reasonable costs and expenses incurred in connection therewith (including the fees and costs of attorneys and consultants) shall (i) be immediately due and payable on demand, (ii) accrue interest at the Default Rate from the date of expenditure by Mortgagee, and (iii) be added to the

Indebtedness and secured by the Loan Documents prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Mortgage; provided, however, notwithstanding anything to the contrary herein or in any of the Loan Documents, Mortgagee shall not be entitled to any out-of-pocket costs and expenses (including the fees and costs of outside attorneys or costs for internal employees or staff counsel) with respect to Mortgagee's exercise of its rights under the Loan Documents prior to a default under the Loan Documents.

         7.25 Standards of Discretion. Nothing contained in this Mortgage, the Note, or any other Loan Documents, shall limit the right of Mortgagee to exercise its business judgment, or act, in a subjective manner with respect to any matter as to which it has specifically been granted such right or the right to act in its discretion or judgment hereunder or thereunder, whether "objectively" reasonable under the circumstances. Any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing otherwise implied by law to be a part of this Mortgage; and the parties intend by the foregoing to set forth and affirm their entire understanding with respect to the terms, covenants and conditions and standards pursuant to which their rights, duties and obligations are to be judged, their performance measured, and the parameters within which Mortgagee's discretion may be exercised hereunder and under the other Loan Documents.

         7.26 Counterparts. This Mortgage may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         7.27 Prepayment. Mortgagor may prepay the Loan only on the terms and conditions set forth in the Note and Mortgagor will pay Mortgagee prepayment premiums in respect of any prepayment, whether voluntary or involuntary, as required by and on the terms and conditions set forth in the Note.

         7.28 FIRPTA Certificate. In the event of any transfer by Mortgagor of its rights hereunder or of any interest in the Property otherwise permitted under this Mortgage, such transferee shall, as an additional condition to such transfer, under penalty of perjury, execute and deliver to Mortgagee a certificate concerning the non-foreign status of such transferee substantially in the form of the FIRPTA representation and warranties in the Certificate of Representations and Warranties. Nothing in this Paragraph shall be deemed a modification or waiver of any other provision of any of the Loan Documents limiting, prohibiting or otherwise relating to any Transfer.

         7.29 Limitation on Personal Liability. Except as hereinafter provided, in the event of Loan Acceleration due to an event of default described in paragraph 6 of the Note, Mortgagee shall not enforce any deficiency judgment against Mortgagor or the general partners of Mortgagor (hereinafter referred to singularly or collectively as the "Exculpated Parties") with respect to any and all obligations secured by this Mortgage in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all Property therefor; provided, however, that nothing contained herein or in any Loan Document shall:

                  (a) limit Mortgagee's other rights and remedies against the Exculpated Parties hereunder or thereunder, either at law or in equity;

                  (b) limit the enforceability of, or Mortgagee's recourse under, any certificate, indemnity, guaranty, master lease or similar instrument furnished in connection with the Loan (including, without limitation, the Hazardous Substances Agreement, the ERISA Agreement, the Certificate of Representation and Warranties, and the brokerage indemnity); or

                  (c) relieve the Exculpated Parties from personal liability or responsibility for:

                           (i)   waste with respect to the Property;

                           (ii) any security deposits of tenants (i) not turned over to Mortgagee upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof or (ii) not turned over to a receiver or trustee for the Property after appointment thereof;

                           (iii) any insurance proceeds or condemnation awards
                  received by any of the Exculpated Parties and not turned over to Mortgagee nor used in compliance with the Loan Documents;

                           (iv) the greater of the amounts set forth below in 7.29(c)(iv)(1) and (2), if any of the Exculpated Parties executes an amendment or termination of any lease at the Property (other than a lease with a Major Tenant which is addressed in subsection 7.29(E) below) without Mortgagee's prior written consent, if such consent is required under the Loan Documents:

                                    (1) the present value (calculated at the
                           Discount Rate) of the aggregate total dollar amount (if any) by which (A) rental income and/or other tenant obligations prior to the amendment of such lease exceeds (B) rental income and/or other tenant obligations after the amendment of such lease; or

                                    (2) any termination fee or other
                           consideration paid;

                           (v) any rents and other income from the Property
                  received by any of the Exculpated Parties after a default under the Loan Documents and not otherwise applied to the current (not deferred) fixed and operating expenses of the

                  Property or to the Indebtedness under the Note; provided, however, the Exculpated Parties shall be personally liable for any such amounts paid as management, maintenance, repair or janitorial fees, costs, expenses or any other charges to any of the Exculpated Parties or to a person or entity related to or affiliated with any of the Exculpated Parties;

                           (vi) any assessments and taxes (accrued and/or payable) with respect to the Property;

                           (vii) any sums expended by Mortgagee in fulfilling the obligations of Mortgagor, as lessor, under any Leases of the Property;

                           (viii) any sums expended by Mortgagee, after taking
                  title to or possession of the Property, to cure any pre-existing defaults of Mortgagor, as lessor, under any Leases of the Property; or

                           (ix) all legal fees, including allocated cost of Mortgagee's staff attorneys, and other expenses incurred by Mortgagee in enforcing the Loan Documents if Mortgagor contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Mortgagee enforcement actions.

         Notwithstanding the foregoing, this agreement by Mortgagee not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

                           (A) that there shall be any breach or violation of
                  the Due on Sale or Encumbrance section of this Mortgage; or

                           (B) of any fraud or material misrepresentation by any
                  of the Exculpated Parties in connection with the Property, the Loan Documents, the Loan Application, or any other aspect of the Loan; or

                           (C) that the Premises or any part thereof shall
                  become an asset in (i) an involuntary bankruptcy or insolvency proceeding, filed by a Person other than Mortgagee, which is not dismissed within ninety (90) days of filing, or (ii) a voluntary bankruptcy or insolvency proceeding; or

                           (D) that any of the Exculpated Parties executes an
                  amendment or termination of any lease with a Major Tenant assigned to Mortgagee under the Loan Documents, without the prior written consent of Mortgagee, if such consent is required under the Loan Documents.

         7.30 WAIVER OF RIGHT TO TRIAL BY JURY.  MORTGAGOR HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE APPLICATION, THE LOAN, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF MORTGAGEE IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the day and year first above written.

                                    Mortgagor:

                                    USF&G/LEGG MASON REALTY
                                    PARTNERS LIMITED PARTNERSHIP,
                                    a Maryland limited partnership

                                    By:      USF&G Realty Partners, Inc., a
                                             Maryland corporation, a general
                                             partner

                                             By:_____________________________
                                                 Name:_______________________
                                                 Title:______________________

STATE OF                            )
                                    )  SS.
COUNTY OF                  )


         I, , a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that __________________, _______________ of USF&G REALTY
PARTNERS, INC., a Maryland corporation, a general partner of USF&G/Legg Mason Realty Partners Limited Partnership, a Maryland limited partnership, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged to me that he/she being thereunto duly authorized, signed and delivered said instrument as the free and voluntary act of said corporation and as his/her own free and voluntary act, for the uses and purposes set forth therein.

         WITNESS my hand and notarial seal this _____ day of April, 1997.


                                                _________________________
                                                     Notary Public

                                                _________________________
                                                      Printed Name

I am a resident of ________________ County, ___________

[NOTARY SEAL]



My Commission expires:




THIS INSTRUMENT PREPARED BY
AND AFTER RECORDING RETURN TO:

Samuel B. Stempel, Esq.
Rudnick & Wolfe
203 North La Salle Street, Suite 1800
Chicago, Illinois  60601

                                    EXHIBIT A

                             (Property Description)


PARCEL I (FEE):

Part of the Northeast Quarter of the Southwest Quarter of Section 26, Township 17 North, Range 4 East in Marion County, Indiana, being more particularly described as follows:

Commencing at the Northwest corner of said Quarter-Quarter Section; thence North 89 degrees 36 minutes 02 seconds East on and along the North line thereof a distance of 338.58 feet to the Point of Beginning of the land described herein; thence continuing North 89 degrees 36 minutes 02 seconds East on and along said North line a distance of 568.00 feet; thence South 00 degrees 15 minutes 05 seconds East a distance of 410.05 feet; thence South 59 degrees 44 minutes 55 seconds West a distance of 101.61 feet; thence South 00 degrees 15 minutes 05 seconds East a distance of 299.37 feet; thence South 89 degrees 44 minutes 55 seconds West a distance of 480.00 feet; thence North 00 degrees 15 minutes 05 seconds West a distance of 187.50 feet; thence South 89 degrees 44 minutes 55 seconds West a distance of 340.85 feet to a point on the West line of said Quarter-Quarter Section, said point being 570.40 feet South of the Northwest corner thereof; thence North 00 degrees 01 minute 23 seconds West on and along said West line a distance of 70.00 feet; thence North 89 degrees 44 minutes 55 seconds East a distance of 340.57 feet; thence North 00 degrees 15 minutes 05 seconds West a distance of 501.27 feet to the Point of Beginning.

PARCEL II (FEE);

A part of the Northeast Quarter of the Southwest Quarter of Section 26, Township 17 North, Range 4 East of the Second Principal Meridian in Marion County, Indiana, more particularly described as follows:

Commencing at the Northwest corner of said Quarter Quarter Section; thence South 00 degrees 01 minute 23 seconds East along the West line of said Quarter Quarter Section a distance of 570.40 feet; thence North 89 degrees 44 minutes 55 seconds East 100.85 feet to the said point being a point on the Easterly Right-of-Way line of Shadeland Avenue (S.R. 100) the Right-of-Way Grant of which is recorded as Instrument No. 75-3285 in the Office of the Recorder of said County, said point also being the Point of Beginning; thence continuing North 89 degrees 44 minutes 55 seconds East 240.00 feet; thence South 00 degrees 15 minutes 05 seconds East parallel with said Easterly Right-of-Way line 187.50 feet; thence North 89 degrees 44 minutes 55 seconds East 76.90 feet; thence South 00 degrees 15 minutes 05 seconds East parallel with said Easterly Right-of-Way line 217.22 feet to the Northerly Right-of-Way line of Shadeland Station, the Right-of-Way Grant of which is recorded as Instrument No. 82-29809 in the Office of the Recorder of said County; thence

South 89 degrees 36 minutes 02 seconds West along said Northerly Right-of-Way line 316.90 feet to the Easterly Right-of-Way line of said Shadeland Avenue; thence North 00 degrees 15 minutes 05 seconds West along said Easterly Right-of-Way line 405.54 feet to the Point of Beginning.

PARCEL III:

A non-exclusive Driveway Easement dated February 28, 1991 and recorded November 25, 1991 as Instrument No. 91-121806.

                                    EXHIBIT B

                         (Personal Property Description)

         All accounts, deposit accounts, certificates of deposit, money, equipment, machinery, fixtures, goods, inventory, general intangibles, documents, instruments and chattel paper, and all other personal property (as said terms are defined in or encompassed by the Uniform Commercial Code of the State of Indiana) of every kind and description, whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used or useful in the construction or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to, the Premises, including without limitation:

         A. All income, rents, royalties, revenue, issues, profits, proceeds and other benefits from any and all of the Premises;

         B. All deposits made with or other security given to utility companies by Mortgagor with respect to the Premises and the improvements thereon, and all advance payments of insurance premiums made by Mortgagor with respect thereon, and all advance payments of insurance premiums made by Mortgagor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

         C. All fixtures now or hereafter affixed to the Premises, including all buildings, structures and improvements of every kind and description now or hereafter erected or placed thereon and any and all machinery, motors, elevators, boilers, equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, stoves, ranges, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, fittings, furniture, furnishings, building service equipment, building materials, supplies, ranges, refrigerators, cabinets, laundry equipment, kitchen and restaurant equipment, computers and software, radios, televisions, awnings, shades, blinds, drapes, curtains and drapery rods and brackets, screens, carpeting, rugs and other floor coverings, lobby furnishings, games and recreational and swimming pool equipment, incinerators, incinerating and elevator plants and other property of every kind and description now or hereafter placed, attached, affixed or installed in such buildings, structures, or improvements (all of such fixtures being referred to hereinafter as the "Improvements");

         D. All damages, royalties and revenue of every kind, nature and description whatsoever that Mortgagor may be entitled to receive, either before or after any default hereunder, from any person or entity owing or having or hereafter acquiring a right to the groundwater, oil, gas or mineral rights and reservations of the Premises;

         E. All proceeds and claims arising on account of any damage to or taking of the Premises or the Improvements thereon or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Premises or the Improvements;

         F. All licenses (including, but not limited to, any operating licenses or similar licenses), contracts, management contracts or agreements, franchise agreements, permits, authorities or certificates and all books and records required or used in connection with the ownership of, or the operation or maintenance of, the Improvements;

         G. All governmental permits relating to construction, all names under or by which the Premises or the Improvements may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof, and all trademarks, trade names, patents pending and good will;

         H. All water stock relating to the Premises, shares of stock or other evidence of ownership of any part of the Premises that is owned by Mortgagor in common with others, and all documents of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Premises;

         I. All plans and specifications prepared for construction of the Improvements and all studies, data and drawing related thereto; and also all contracts and agreements of Mortgagor relating to the aforesaid plans and specifications or construction of the Improvements;

         J. All sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchases of any part of the Premises or any buildings or structures on the Premises, together with all deposits and other proceeds of the sale thereof; and

         K. All escrow accounts and Mortgagor's interest in escrow accounts including escrow accounts into which earnest money is deposited in connection with the contemplated sale of houses.

         All replacements, repairs and substitutions of, appurtenances, and accessions and additions to, any of the foregoing.

         All proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respected any item thereof (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof.